EXHIBIT 99.h4

                             AMENDMENT TO EXHIBIT A
                                     OF THE
                                AGENCY AGREEMENT


                     PORTFOLIOS OF PBHG FUNDS (the "Trust")


     This Exhibit A to the Agency Agreement (the "Agreement") dated January 1, 1998, as amended, by and between DST Systems, Inc. and the Trust, is amended as of the 29th day of October, 2001 to add the PBHG Clipper Focus Fund, PBHG Disciplined Equity Fund, PBHG IRA Capital Preservation Fund, PBHG New Perspective Fund and the PBHG REIT Fund to the Agreement:

PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG New Opportunities Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Strategic Small Company Fund
PBHG Global Technology & Communications Fund
PBHG Wireless & Telecom Fund
PBHG Clipper Focus Fund
PBHG Disciplined Equity Fund
PBHG IRA Capital Preservation Fund
PBHG New Perspective Fund
PBHG REIT Fund


PBHG FUNDS                                     DST SYSTEMS, INC.


By:______________________________              By:_____________________________
   Title:                                         Title: